SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2004

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive officers) (zip)

Registrant’s telephone number, including area code (908) 766-5000

None

(Former names or former address, if changed since last report.)

FORM 8-K

Item 10. Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.

(a)	Hooper Holmes, Inc. has amended its Code of Conduct and Ethics effective June 15, 2004 to specify that it applies to the Company’s principal executive officer, principal financial officer and controller, as well as to all directors, officers and employees; to include a new toll free hotline number; to specify that only directors, elected officers and appointed officers of the Company are to sign the Certification attached to the Code; to eliminate the annual distribution of the Code to each employee; and to indicate that it is the Company’s intention to disclose all amendments and waivers to the Code on its website within five (5) business days following the date of amendment or waiver. A copy of the amended Code of Conduct and Ethics is attached as Exhibit 14.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

By:	/s/ Fred Lash
Fred Lash
Senior Vice President,
Chief Financial Officer &
Treasurer

Date: June 15, 2004

EXHIBIT INDEX

Exhibit Number	Description

14	Amended Code of Conduct and Ethics of Hooper Holmes, Inc.